                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                Form 8-K/A-1

                    AMENDMENT TO APPLICATION OR REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   December 4, 1996
                                                ------------------------
                                                   (October 7, 1996)

                               TELTRONICS, INC.
------------------------------------------------------------------------
          (Exact Name of Registrant as specified in its charter)

  Delaware                          0-17893                59-2937938
------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)  (IRS Employer
 of Incorporation)                                      Identification
                                                        Number)

   2150 Whitfield Industrial Way, Sarasota, Florida    34243-9706
------------------------------------------------------------------------
     (Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code:    (941) 753-5000
                                                   ---------------------

     The above Registrant hereby amends the following items, financial statements, exhibits or other portions of its current Report on Form 8-K dated October 4, 1996 as set forth in the pages attached hereto:

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Teltronics, Inc.
                                      (Registrant)


Dated:  December 4, 1996              By: /s/ Ewen R. Cameron, President
       ------------------             ------------------------------------

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a)     Financial Statements of Business Acquired

                    The financial statements of the business acquired are attached to this Amendment No. 1.

            (b)     Pro Forma Financial Information

                    The following unaudited pro forma consolidated statements of operations of Teltronics, Inc. ("Teltronics") for the year ended December 31, 1995 and for the nine months ended September 30, 1996 gives effect to the September 1996 purchase of Shared Resource Exchange, Inc. ("SRX"). The pro forma consolidated financial statements are based on the historical financial statements of Teltronics and SRX after giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial statements.

                                ITEM 7(a)


                           FINANCIAL STATEMENTS

                      SHARED RESOURCE EXCHANGE, INC.

                   YEARS ENDED DECEMBER 31, 1995 AND 1994
                    WITH REPORT OF INDEPENDENT AUDITORS

                      SHARED RESOURCE EXCHANGE, INC.

                           FINANCIAL STATEMENTS

                  Years ended December 31, 1995 and 1994


                                 CONTENTS

Report of Independent Auditors........................................1

Audited Financial Statements

Balance Sheets........................................................2
Statements of Operations..............................................3
Statements of Changes in Shareholders' Equity.........................4
Statements of Cash Flows..............................................6
Notes to Financial Statements.........................................7

                                               ERNST & YOUNG LLP
                                               2121 San Jacinto Street
                                               Suite 500
                                               Dallas, Texas 75201
                                               Phone: 214-969-8000
                                               Fax:   214-969-8587


                      REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Shared Resource Exchange, Inc.

We have audited the accompanying balance sheets of Shared Resource Exchange, Inc. (the Company), as of December 31, 1995 and 1994, and the related statements of operations, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shared Resource Exchange, Inc., at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 11, the Company has filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. The uncertainties inherent in the bankruptcy process and the Company's recurring losses from operations raise substantial doubt about the Company's ability to continue as a going concern. Since the bankruptcy filing, the Company has obtained Court approval for the sale of substantially all of the Company's assets and the assumption of substantially all of the Company's liabilities by the acquiring company. The Company will file a Plan of Reorganization with the Court and believes that its obligations under this Plan of Reorganization will be satisfied upon the liquidation of the consideration received pursuant to the sale of assets discussed above. The accompanying financial statements reflect significant write downs of inventory and long-lived assets which management believes reflect the ultimate value of these assets upon disposition. However, the financial statements do not reflect additional material adjustments to asset values and liabilities which could result from the final disposition of assets or liquidation of liabilities in accordance with the final Plan of Reorganization at amounts different from those reflected in the accompanying financial statements.


October 25, 1996                         /s/ ERNST & YOUNG LLP
                                       -------------------------------

                              SHARED RESOURCE EXCHANGE, INC.

                                      Balance Sheets

                                                           DECEMBER 31
                                                     1995               1994
                                                  -----------------------------
ASSETS
Current assets:
 Cash and cash equivalents                        $  1,705,180     $  8,042,495
 Accounts receivable, less allowance of
  $382,798 in 1995 and $275,291
   in 1994 (Note 8)                                  2,290,486        2,433,677
 Inventories (Notes 1 and 8)                         1,776,207        1,974,220
 Prepaid expenses and other current assets              88,594          413,478
                                                  ------------     ------------
Total current assets                                 5,860,467       12,863,870

Equipment and furniture (Notes 2 and 3)              3,907,325        3,938,373
Accumulated depreciation and amortization            2,904,981        2,505,124
                                                  ------------     ------------
                                                     1,002,344        1,433,249
Other assets                                            98,491          181,419
                                                  ------------     ------------
Total assets                                      $  6,961,302     $ 14,478,538
                                                  ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued
  expenses (Note 1)                               $  2,995,998     $  3,456,012
 Note payable (Note 6)                                       0        1,500,000
 Current portion of capital lease
  obligations (Note 3)                                  32,712           34,239
                                                  ------------     ------------
Total current liabilities                            3,028,710        4,990,251

Capital lease obligations, less current
 portion (Note 3)                                       58,192           91,391

Commitments and contingencies Notes 3 and 10)

Shareholders' equity (Note 4):
 Series A Preferred Stock, $.01 par value:
  Authorized shares - 1,006,419
  Issued and outstanding shares -
   683,050 in 1995 and 600,300 in 1994                  6,831            6,003
 Series B Preferred Stock, $.01 par value:
  Authorized shares - 1,608,017
  Issued and outstanding shares -
   1,533,937 in 1995 and 1994                          15,339           15,339
 Series C Preferred Stock, $.01 par value:
  Authorized shares - 2,285,714
  Issued and outstanding shares -
   1,045,124 in 1995 and 1994                          10,451           10,451
 Series D Preferred Stock, $.01 par value:
  Authorized shares - 1,428,57
  Issued and outstanding shares -
   395,338 in 1995 and 1994                             3,953            3,953
 Series E Preferred Stock, $.01 par value:
  Authorized shares - 9,100,000
  Issued and outstanding shares -
   8,997,333 in 1995 and 1994                          89,973           89,973
 Common stock, $.001 par value:
  Authorized shares - 20,000,000
  Issued and outstanding shares - 285,589
   in 1995 and 280,271 in 1994                            286              280
 Additional capital                                38,194,818       38,111,042
 Accumulated deficit                              (34,446,654)     (28,839,550)
 Cost of common stock in treasury -
  7,281 and 6,032 shares in 1995
  and 1994, respectively                                 (597)            (595)
                                                  -----------      -----------
Total shareholders' equity                          3,874,400        9,396,896
                                                  -----------      -----------
Total liabilities and shareholders' equity        $ 6,961,302      $14,478,538
                                                  ===========      ===========

See accompanying notes.

                         SHARED RESOURCE EXCHANGE, INC.

                            Statements of Operations


                                                      YEAR ENDED DECEMBER 31

                                                      1995             1994
                                                  -----------------------------

Net sales (Note 8)                                $ 15,130,711     $ 12,910,004
Cost of sales                                        9,924,219        8,520,316
                                                  ------------     ------------
                                                     5,206,492        4,389,688

Operating expenses:
 Research and development                            3,993,107        3,138,709
 Marketing and sales                                 5,110,191        3,291,878
 General and administrative                          1,486,706        1,558,531
 Loss on write down of inventory (Note 1)            1,009,874                0
 Loss on impairment of equipment, furniture,
  and other assets (Note 2)                            920,336                0
                                                  ------------     ------------
                                                    12,520,214        7,989,118
                                                  ------------     ------------
Operating loss                                      (7,313,722)      (3,599,430)

Gain on patent licensing and
 assignment (Note 9)                                 1,510,000                0
Interest expense                                        (1,916)        (127,222)
Other income (expense), net                              4,552          (15,738)
Interest income                                        193,982            7,559
                                                  ------------     ------------
Net loss                                          $ (5,607,104)    $ (3,734,831)
                                                  ============     ============

See accompanying notes.

                              SHARED RESOURCE EXCHANGE, INC.

                      Statements of Changes in Shareholders' Equity

                                          SERIES A    SERIES B    SERIES C    SERIES D
                                COMMON   PREFERRED   PREFERRED   PREFERRED   PREFERRED
                                STOCK      STOCK       STOCK       STOCK       STOCK
                                ------------------------------------------------------

Balance at December 31, 1993     $280     $6,003      $15,339     $10,451     $    0
 Issuance of Series D
  Preferred Stock,
  $.01 par value                    0          0            0           0      3,953
 Issuance of Series E
  Preferred Stock,
  $.01 par value                    0          0            0           0          0
 Exercise of 756 common
  stock options                     0          0            0           0          0
 Net loss                           0          0            0           0          0
                                 ----     ------      -------     -------     ------
Balance at December 31, 1994      280      6,003       15,339      10,451      3,953
 Exercise of Series A
  Preferred Stock Warrants
  to purchase 82,750 shares         0        828            0           0          0
 Exercise of 5,318 common
  stock options                     6          0            0           0          0
 Purchase of Treasury Stock         0          0            0           0          0
 Net loss                           0          0            0           0          0
                                 ----     ------      -------     -------     ------
Balance at December 31, 1995     $286     $6,831      $15,339     $10,451     $3,953
                                 ====     ======      =======     =======     ======

See accompanying notes.

                              SHARED RESOURCE EXCHANGE, INC.

                      Statements of Changes in Shareholders' Equity


                                SERIES E                              TREASURY
                               PREFERRED  ADDITIONAL    ACCUMULATED    COMMON
                                 STOCK     CAPITAL        DEFICIT      STOCK    TOTAL
                               --------------------------------------------------------

Balance at December 31, 1993   $     0   $27,823,823   $(25,104,719)  $(595)   $2,750,582
 Issuance of Series D
  Preferred Stock,
  $.01 par value                     0     1,379,730              0       0     1,383,683
 Issuance of Series E
  Preferred Stock,
  $.01 par value                89,973     8,907,360              0       0     8,997,333
 Exercise of 756 common
  stock options                      0           129              0       0           129
 Net loss                            0             0     (3,734,831)      0    (3,734,831)
                               -------   -----------   ------------   -----    ----------
Balance at December 31, 1994    89,973    38,111,042    (28,839,550)   (595)    9,396,896
 Exercise of Series A
  Preferred Stock Warrants
  to purchase 82,750 shares          0        81,922              0       0        82,750
 Exercise of 5,318 common
  stock options                      0         1,854              0       0         1,860
 Purchase of Treasury Stock          0             0              0      (2)           (2)
 Net loss                            0             0     (5,607,104)      0    (5,607,104)
                               -------   -----------   ------------   -----    -----------
Balance at December 31, 1995   $89,973   $38,194,818   $(34,446,654)  $(597)   $3,874,400


See accompanying notes.

                              SHARED RESOURCE EXCHANGE, INC.

                            Statements of Cash Flows

                                                     YEAR ENDED DECEMBER 31
                                                      1995            1994
                                                  ----------------------------

OPERATING ACTIVITIES
Net loss                                          $(5,607,104)     $(3,734,831)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization                       747,636          625,462
  Interest converted to equity                              0            7,120
  Loss on disposal of equipment                         4,777            7,764
  Loss on impairment of equipment, furniture,
   and other assets                                   920,336                0
  Loss on write down of inventories                 1,009,874                0
  Loss on write down of capitalized software          546,250                0
  Changes in operating assets and liabilities:
   Accounts receivable                                143,191          532,459
   Inventories                                       (811,861)      (1,006,294)
   Prepaid expenses and other                         324,884          (41,496)
   Other assets                                         1,434          (46,142)
   Accounts payable and accrued expenses             (460,014)         174,215
                                                  -----------      -----------
Net cash used in operating activities              (3,180,597)      (3,481,743)

INVESTING ACTIVITIES
Purchases of equipment and furniture               (1,161,424)        (554,685)
Capitalized software costs                           (546,250)               0
Proceeds from sale of equipment and furniture           1,075            3,200
                                                  -----------      -----------
Net cash used in investing activities              (1,706,599)        (551,485)

FINANCING ACTIVITIES
Principal payments on capital lease obligations       (34,727)         (13,487)
Payments on factoring receivables, net                      0          (83,003)
(Payments on) proceeds from notes payable          (1,500,000)       1,500,000
Purchase of treasury stock                                 (2)               0
Proceeds from issuance of preferred stock              82,750       10,373,896
Proceeds from issuance of common stock                  1,860              129
                                                  -----------      -----------
Net cash (used in) provided by financing
 activities                                        (1,450,119)      11,777,535
                                                  -----------      -----------
Net (decrease) increase in cash and
 cash equivalents                                  (6,337,315)       7,744,307
Cash and cash equivalents at beginning of year      8,042,495          298,188
                                                  -----------      -----------
Cash and cash equivalents at end of year          $ 1,705,180      $ 8,042,495
                                                  ===========      ===========
SUPPLEMENTAL INFORMATION
Cash paid for interest                            $     1,917      $   134,342
                                                  ===========      ===========


See accompanying notes.

                      SHARES RESOURCE EXCHANGE, INC.

                      Notes to Financial Statements

                        December 31, 1995 and 1994


1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Shared Resource Exchange, Inc. (the Company) was formed in 1983 to design, market, sell, manufacture and support digital voice and data transmission systems. The Company's revenues are derived primarily from sales to customers throughout the United States.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost (weighted-average method) or market. Inventories consist of the following at December 31:

                                            1995         1994
                                         -----------------------

     Finished goods                      $  471,309   $  932,965
     Work in process                        322,159      453,845
     Raw materials                          982,739      587,410
                                         ----------   ----------
                                         $1,776,207   $1,974,220
                                         ==========   ==========

As of December 31, 1995, the Company determined inventories with a carrying amount of $1,009,874 were no longer marketable and, accordingly, recorded a charge to operating expense to reduce the carrying amount to zero.

EQUIPMENT AND FURNITURE

Equipment and furniture are stated at cost. Major renewals and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Provisions for depreciation and amortization of equipment and furniture are computed using the straight-line method over estimated useful lives of 3 to 5 years.

ACCRUED EXPENSES

Accrued expenses include $277,680 and $607,718 at December 31, 1995 and 1994, respectively, for repairs on returned merchandise and estimated warranty expense.

REVENUE RECOGNITION

Sales revenue is generally recognized at the time of shipment provided that no significant vendor and post-contract support obligations are outstanding and that collections of the resulting receivables are probable. If such obligations are present in the contract, revenue is not recognized until such time as the contractual obligations are met.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations in the year in which such costs are incurred. During 1995, the Company initially capitalized software development costs of approximately $546,000. However, at December 31, 1995, these costs were charged to research and development expense to reflect their net realizable value.

CREDIT RISK

Credit is extended to customers based upon evaluation of the customer's financial condition and, generally, collateral is not required. The Company maintains an allowance for doubtful accounts based upon expected collectibility. Any losses from bad debts have historically been within management's expectations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

RECLASSIFICATIONS

Certain amounts from prior years have been reclassified to conform to current year presentation.

2.  EQUIPMENT AND FURNITURE

Equipment and furniture consist of the following at December 31:

                                            1995         1994
                                         -----------------------
     Equipment                           $3,765,453   $3,832,968
     Furniture                              141,872      105,405
                                         ----------   ----------
                                         $3,907,325   $3,938,373
                                         ==========   ==========

In March 1995, the Financial Accounting Standards Board issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and estimated future undiscounted cash flows are not sufficient to recover the assets' carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. The Company elected early adoption of Statement No. 121 as of December 31, 1995.

As of December 31, 1995, the Company determined assets with a carrying value of $2,066,054 were impaired and wrote them down by $920,336 to their fair value. Fair value was based on the estimated future cash flows from liquidation of the assets as described in Note 11.

3.  LEASE AGREEMENTS

CAPITAL LEASES

The Company leases equipment under long-term leases and has the option to purchase the equipment for a nominal cost at the termination of the lease.

Equipment and furniture includes the following amounts for leases that have been capitalized:

                                            1995         1994
                                         -----------------------
     Equipment                           $ 136,887     $ 136,887
     Less accumulated depreciation          38,121        11,080
                                         ---------     ---------
     Total                               $  98,766     $ 125,807
                                         =========     =========

Future minimum payments for capitalized leases were as follows at December 31, 1995:

     1996                                             $   49,329
     1997                                                 43,170
     1998                                                 13,919
                                                      ----------
     Total minimum lease payments                        106,418
     Less amounts representing interest                   15,514
                                                      ----------
     Present value of net minimum lease payments      $   90,904
                                                      ==========

OPERATING LEASES

The Company leases buildings under noncancelable operating leases that expire in 2005. Future minimum payments, by year and in the aggregate under noncancelable operating leases with maturities of one year or more, consist of the following at December 31, 1995:

                                                   OPERATING LEASES
                                                   ----------------
     1996                                             $  448,698
     1997                                                487,709
     1998                                                505,485
     1999                                                523,261
     2000                                                537,139
     Thereafter                                        2,660,190
                                                      ----------
     Total minimum lease payments                     $5,162,482
                                                      ==========

Total rent expense incurred by the Company under noncancelable operating lease agreements was approximately $393,000 and $249,000 in 1995 and 1994, respectively.

4.  SHAREHOLDERS' EQUITY

PREFERRED STOCK

In December 1994, the Company filed a Restated Certificate of Incorporation with the Delaware Secretary of State, increasing the number of the Company's authorized shares to 36,000,000, consisting of 20,000,000 shares of common stock and 16,000,000 shares of preferred stock.

Under the terms of the Company's preferred stock shareholder agreements, the Series A, B, C, and E Preferred Stock will be automatically converted to common stock at the conversion rate of 1 for 1 and the Series D Preferred Stock will be automatically converted to common stock at the conversion rate of 1 share of preferred stock for 3.5 shares of common stock upon a sale of common stock in a public offering at an offering price of $5.00 or more per share, which sale results in gross proceeds of not less than $5,000,000. Also, upon approval by at least 51% of the holders, the preferred stock may be converted to common stock at the above conversion rate. Conversion of preferred stock to common stock would result in the issuance of an additional 13,643,127 shares of common stock, assuming the warrants to purchase 74,080 shares of Series B Preferred Stock, 1,045,124 shares of Series C Preferred Stock and 45,000 shares of Series E Preferred Stock are not exercised. Preferred shareholders have the right to one vote for each share of common stock into which the preferred stock could be converted. Voting rights are equal to those of common shareholders. As of December 31, 1995, exercise prices on outstanding warrants were $3.15, $3.50, and $1.00 for Series B, C, and E Preferred Stock, respectively.

Upon receiving written notice from at least 67% of the holders, the Company shall redeem all shares of preferred stock in accordance with redemption preferences and prices designated in the Restated Certificate of Incorporation. The per-share redemption price is designated as (1) the greater of issue price or fair market value as of a date within 45 days after receipt by the Company of the holder's written notice of redemption, plus (2) accrued or declared and unpaid dividends.

During 1995, warrants to purchase Series A Preferred Stock were exercised at $1.00 per share resulting in the issuance of 82,750 shares of Series A Preferred Stock.

In May 1994, the Board of Directors authorized the issuance of 1,428,572 shares of Series D Preferred Stock at a purchase price of $3.50 per share. The Company issued 395,338 shares of Series D Preferred Stock, receiving $1,384,000 in cash.

In December 1994, the Board of Directors authorized the issuance of 9,100,000 shares of Series E Preferred Stock at a purchase price of $1.00 per share. The Company issued 8,997,333 shares of Series E Preferred Stock and received $7,767,000 in cash and $1,230,000 from the conversion of principal and interest of a loan from investors made in November 1994. Warrants to purchase 45,000 shares of Series E Preferred Stock at $1.00 per share were issued to Silicon Valley Bank.

The terms of the Series A, B, and C Preferred Stock were amended in 1994 to eliminate anti-dilution protection and to subordinate each such share to the Series D and E Preferred Stock as to liquidation preference, dividends, and redemption. The terms of the Series D Preferred Stock were also adjusted to take into account the dilutive effect of the Series E Preferred Stock financing which is reflected in the 1 to 3.5 conversion ratio to common stock.

Dividends, when and if declared by the Board of Directors, are at the annual rate of $0.10 in the case of Series A and E Preferred Stock, $0.315 in the case of Series B Preferred Stock, and $0.35 in the case of Series C and D Preferred Stock. Dividends and distributions may be paid, or declared and set aside for payment on shares of Series A, B, and C Preferred Stock only if dividends have been paid, or declared and set aside for payment on all shares of Series D and E preferred stock. Dividends shall be cumulative for all designated preferred stock beginning July 1, 1997.

Upon liquidation, the holders of shares of Series D and E Preferred Stock are entitled to receive, prior and in preference to the holders of Series A, B, and C Preferred Stock or common stock, an amount per share equal to $3.50 and $1.00, respectively, and all accrued but unpaid dividends before any payment or any assets are distributed to the holders of the Series A, B, and C Preferred Stock or common stock. After payment to the holders of the Series D and E Preferred Stock, the holders of Series A, B, and C Preferred Stock will be paid $1.00, $3.15, and $3.50, respectively, and all accrued but unpaid dividends before any payment is made or any assets are distributed to holders of common stock. Remaining proceeds will be split on a pro rata basis with all stockholders on an as-converted basis.

COMMON STOCK

At December 31, 1995, the Company has reserved approximately 15,131,000 shares of common stock for the conversion of preferred stock. The Company also has reserved approximately 3,575,000 shares of common stock for issuance to employees or consultants.

INCENTIVE STOCK OPTION PLAN

The Company established an Incentive Stock Option Plan in 1983 and adopted a new plan in 1994. Under the terms of the plan, options became exercisable in increments over four years.

In July 1994, the Company canceled 1,454,803 outstanding options and reissued an equal number of options at an exercise price of $.35 per share. Options reissued retained the vested status of all canceled options.

At December 31, 1995 and 1994, approximately 966,000 and 785,000 shares of common stock, respectively, under the Incentive Stock Option Plan were exercisable at $.35 per share.

During 1995, options to purchase 5,318 shares of common stock were exercised at $.35 per share. During 1994, options to purchase 756 shares of common stock were exercised at prices ranging from $.10 to $.31 per share.

At December 31, 1995 and 1994, options to purchase 3,490,295 and 1,485,277 shares, respectively, were outstanding. There were options to purchase 2,156,964 and 805,103 shares of common stock granted during 1995 and 1994, respectively.

5.  INCOME TAXES

The Company accounts for income taxes using the liability method required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income taxes include depreciation, book reserves, bad debts, inventory valuation methods, and net operating loss and tax credit carryforwards.

At December 31, 1995 and 1994, the components of deferred taxes were as follows:

                                             1995           1994
                                         --------------------------

     Total deferred tax assets           $13,286,700   $11,277,810
     Total deferred tax liabilities          (15,574)      (23,732)
     Total valuation allowance           (13,271,126)  (11,254,078)
                                         -----------   -----------
     Net deferred tax assets             $         0   $         0
                                         ===========   ===========

The income tax benefit of current and prior year losses has been fully reserved by a tax valuation allowance. During 1995, the allowance was increased by approximately $2,017,000.

At December 31, 1995, the Company has net operating loss and tax credit carryforwards of approximately $30,830,000 and $700,000, respectively, which begin to expire in 1998. Future utilization of a significant portion of the carryforwards is restricted as a result of prior year changes in ownership, as defined by federal income tax law. In addition, as more fully discussed in Note 11, the proposed Reorganization and liquidation of the Company will restrict the ability to utilize the carryforwards.

6.  NOTE PAYABLE

In August 1994, the Company signed a note to borrow $1,500,000 from Silicon Valley Bank with interest at a rate equal to three percentage points above the Prime Rate (11.5% at December 31, 1994). Substantially all of the assets of the Company were pledged as collateral against this note. In January 1995, the Company paid in full the principal balance and accrued interest on the Silicon Valley Bank note.

7.  EMPLOYEE BENEFIT PLANS

The Company has a 401(k) defined contribution plan for all employees who meet certain eligibility requirements. The Company contributes amounts approved by the Board of Directors. Company contributions of $56,220 and $57,689 were made in 1995 and 1994, respectively.

8.  SIGNIFICANT VENDOR AND CUSTOMERS

A majority of the Company's inventories are purchased from Texas
Instruments, Incorporated, under a manufacturing agreement that can be terminated by either party with 30 days' notice.

In 1995, sales to and receivables from Motorola, Inc., totaled approximately $3,843,000 and $1,141,221, or 26% and 43%, of the Company's sales and accounts receivable, respectively. No other customer accounted for more than 10% of the Company's revenues or receivables in 1995.

In 1994, sales to and receivables from Motorola, Inc., totaled approximately $4,103,000 and $441,000, or 32% and 16%, of the Company's sales and accounts receivable, respectively. No other customer accounted for more than 10% of the Company's revenues or receivables in 1994.

9.  PATENT LICENSING AND ASSIGNMENT

In July 1995, the Company entered into a Patent License Agreement with Advanced Fibre Communications, Inc. (AFC). Pursuant to the AFC License Agreement, the Company granted AFC the worldwide right and license to exploit U.S. Patent Nos. 4,799,216 and 4,685,104 (the DSC Patents) in exchange for (i) $1,000,000 as compensation for AFC's use of the DSC Patents prior to July 21, 1995 and (ii) royalty payments of $1,500,000 to be paid in three equal payments of $500,000 in July of 1996, 1997 and 1998, respectively. The $1,000,000 received by the Company from AFC described in
(i) above is included in the accompanying Statement of Operations as gain on patent licensing and assignment.

In August 1995, the Company entered into a Patent Assignment Agreement with DSC Communications Corporation (DSC) in which DSC acquired the DSC Patents and related royalty payments described in (ii) above, subject to the retention by the Company of certain rights pertaining to the patents. The Company received an assignment fee of $510,000 from DSC associated with this assignment which is included in the accompanying Statement of Operations as gain on patent licensing and assignment.

In May 1996, DSC paid the Company $1,000,000 in exchange for the assignment by the Company to DSC of substantially all of its remaining right, title and interest in the AFC License Agreement and in the DSC Patents.

10.  LITIGATION AND CLAIMS

The Company is involved in legal actions and claims that relate to various contracts and other matters. The Company is defending itself vigorously, and in the opinion of management, the final disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

11.  CHAPTER 11 REORGANIZATION AND BASIS OF PRESENTATION

On August 15, 1996, the Company was forced into bankruptcy proceedings by the filing of an Involuntary Petition under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Texas, Sherman Division (Court). On August 20, 1996, the Company exercised its right to convert the proceeding to a proceeding under Chapter 11 of the United States Bankruptcy Code. The Court entered the Order converting the case to a Chapter 11 proceeding on August 22, 1996. The Company is operating its business as a Debtor-in-Possession and no trustee or examiner has been requested or appointed by the Court.

Since the bankruptcy filing, the Company negotiated an Agreement of Sale with SRX of Florida, Inc., a wholly owned subsidiary of Teltronics, Inc. On September 19, 1996, the Company obtained Court approval for the Agreement of Sale whereby substantially all of the assets and liabilities of the Company were transferred to SRX of Florida, Inc.

The Company will file a Plan of Reorganization with the Court and believes that its obligations under this Plan of Reorganization will be satisfied upon the liquidation of the consideration received pursuant to the sale of assets discussed above. The accompanying financial statements reflect significant write downs of inventory and long-lived assets which management believes reflect the ultimate value of these assets upon disposition. However, the financial statements do not reflect additional material adjustments to asset values and liabilities which could result from the final disposition of assets or liquidation of liabilities in accordance with the final Plan of Reorganization at amounts different from those reflected in the accompanying financial statements.

Subject to Court approval and certain other limitations, the Company has the right to assume or reject real estate leases, personal property leases, service contracts and other unexpired executory contracts. Parties to contracts which are rejected are entitled to file claims for losses or damages sustained as a result of the rejection. These potential allowable claims have not been reflected in the accompanying financial statements.

                                  ITEM 7(b)

                         TELTRONICS, INC. AND SRX, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         Year Ending December 31, 1995

                                                                   Pro Forma
                                     Teltronics         SRX         Combined
                                   ------------------------------------------

SALES                               $21,603,491    $15,130,711    $36,734,202
COST OF GOODS SOLD                   13,224,984      9,924,219     23,149,203
                                    -----------    -----------    -----------
GROSS PROFIT                          8,378,507      5,206,492     13,584,999

OPERATING EXPENSES
  General and administrative          2,901,816      1,486,706      4,388,522
  Research and development            1,448,664      3,993,107      5,441,771
  Selling and marketing expenses      3,261,037      5,110,191      8,371,228
                                    -----------    -----------    -----------
                                      7,611,517     10,590,004     18,201,521

OPERATING INCOME                        766,990     (5,383,512)    (4,616,522)
OTHER INCOME (EXPENSES)
  Interest                             (381,645)       192,066       (189,579)
  Miscellaneous                          (2,466)         4,552          2,086
  Loss on write down of inventory             0     (1,009,874)    (1,009,874)
  Loss on impairment of
    equipment/furniture/assets                0       (920,336)      (920,336)
  Gain on patent licensing and
    assignment                                0      1,510,000      1,510,000
  Gain on sale of software rights       165,000              0        165,000
  Financing expense                    (287,275)             0       (287,275)
                                    -----------    -----------    -----------
                                       (506,386)      (223,592)      (729,978)

INCOME (LOSS) BEFORE INCOME TAXES       260,604     (5,607,104)    (5,346,500)

PROVISION FOR INCOME TAXES              (37,725)             0        (37,725)

NET PROFIT (LOSS)                   $   222,879    $(5,607,104)   $(5,384,225)
                                    ===========    ===========    ===========




                                          7(b)-1

                          TELTRONICS, INC. AND SRX, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      Nine Months Ended September 30, 1996
                                 (Unaudited)

[CAPTION]
                                                                  Pro Forma
                                    Teltronics         SRX         Combined
                                   ------------------------------------------

[S]                                 [C]            [C]            [C]
SALES                               $20,372,810    $ 5,622,026    $25,994,836
COST OF GOODS SOLD                   13,686,934      3,835,317     17,522,251
                                    -----------    -----------    -----------
GROSS PROFIT                          6,685,876      1,786,709      8,472,585

OPERATING EXPENSES
  General and administrative          1,681,862      1,288,235      2,970,097
  Research and development            1,014,145      1,737,239      2,751,384
  Selling and marketing expenses      3,945,159      1,775,228      5,720,387
                                    -----------    -----------    -----------
                                      6,641,166      4,800,702     11,441,868

OPERATING INCOME                         44,710     (3,013,993)    (2,969,283)
OTHER INCOME (EXPENSES)
  Interest                             (397,874)         6,907       (390,967)
  Miscellaneous                               0        (10,000)       (10,000)
  Gain on sale of patent
    licensing                                 0      1,000,000      1,000,000
  Loss on impairment of
    fixed assets/inventory                    0        424,115        424,115
  Financing expense                      11,979              0         11,979
                                    -----------    -----------    -----------
                                       (385,895)     1,421,022      1,035,127

INCOME (LOSS) BEFORE INCOME TAXES      (341,185)    (1,592,971)    (1,934,156)

PROVISION FOR INCOME TAXES                    0              0              0

NET PROFIT (LOSS)                   $  (341,185)   $(1,592,971)   $(1,934,156)
                                    ===========    ===========    ===========


                                          7(b)-2

                         TELTRONICS, INC. AND SRX, INC.

                                 NOTES TO THE

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS



    The pro forma consolidated statements of operations set forth the effects of Teltronics' purchase of substantially all of the assets of SRX as if the transaction had been consummated on January 1, 1995.

    These pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the purchase had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes of SRX for the years ended December 31, 1995 and 1994 (filed with this report under item 7(a)) and the audited consolidated financial statements and accompanying notes of Teltronics included in its annual report on form 10-KSB for he period ended December 31, 1995.



                                   7(b)-3